Press release Intended for international media and investor audiences only

Exhibit 99.1

Ipsen and Sutro Biopharma announce exclusive global licensing agreement for an ADC targeting solid tumors

»
Ipsen secures exclusive global rights for development and commercialization of STRO-003, an antibody-drug conjugate, completing the final stages of pre-clinical development

»
STRO-003 targets ROR1, a clinically validated antibody drug conjugate (ADC) target

»
STRO-003 has shown robust monotherapy efficacy and potential for a differentiated safety profile in preclinical development in solid tumors and hematological malignanciesi

PARIS, FRANCE; SAN FRANCISCO, U.S., 02 April 2024 - Ipsen (Euronext: IPN; ADR: IPSEY) and Sutro Biopharma (NASDAQ: STRO, “Sutro”, “the Company”) today announced an exclusive global licensing agreement for STRO-003. STRO-003, an antibody-drug conjugate (ADC) in the final stages of pre-clinical development, targets the ROR1 tumor antigen which is known to be overexpressed in many different cancer types including solid tumors and hematological malignancies. iThe agreement gives Ipsen exclusive worldwide rights to develop and commercialize STRO-003 and will be the first ADC candidate joining Ipsen’s expanding portfolio.

“The potential for ADCs in oncology is well-documented and we are excited by the addition of STRO-003, Ipsen’s first ADC candidate with best-in-class potential.” said Mary Jane Hinrichs, SVP and Head of Early Development at Ipsen. “STRO-003 is a next-generation ROR1 ADC, leveraging Sutro’s site-specific technology to generate a highly stable conjugate, coupled with exatecan payloads, that have shown significant potential in solid tumors. This is our focus as we prepare to enter Phase I, harnessing Ipsen’s global expertise in oncology development, while also reinforcing our commitment to bringing new medicines to patients with few treatment options.”

“We are excited to partner STRO-003 with Ipsen to help us reach more patients faster while retaining significant downstream participation in a medicine in which we believe,” said Jane Chung, President and Chief Operating Officer at Sutro. “Sutro’s research innovation represented in STRO-003 illustrates our leadership in ADC design. We look forward to collaborating with Ipsen’s impressive oncology development team to bring a differentiated ROR1-targeted ADC to patients.”

ADCs are comprised of three main components: the antibody, payload and linker. The antibody selectively targets an identified tumor antigen, such as ROR1. Payloads are the pharmaceutically active component to treat the cancer, attached to the antibody via a chemical linker. The linker connects the antibody and the payload and reduces the amount of payload that reaches non-tumor tissue.ii

Under the terms of the agreement, Ipsen will assume responsibility for Phase I preparation activities, including submission of the Investigational New Drug (IND) application, and all subsequent clinical-development activities and global commercialization activities. Sutro Biopharma is eligible to receive up to $900m in potential upfront, development, regulatory and commercial milestone payments including approximately $90m in near-term payments, including an equity investment, and tiered royalties on global sales, contingent upon successful development and commercialization.

ENDS

About Ipsen

We are a global biopharmaceutical company with a focus on bringing transformative medicines to patients in three therapeutic areas: Oncology, Rare Disease and Neuroscience.

Our pipeline is fueled by external innovation and supported by nearly 100 years of development experience and global hubs in the U.S., France and the U.K. Our teams in more than 40 countries and our partnerships around the world enable us to bring medicines to patients in more than 80 countries.

Ipsen is listed in Paris (Euronext: IPN) and in the U.S. through a Sponsored Level I American Depositary Receipt program (ADR: IPSEY). For more information, visit ipsen.com.

About Sutro Biopharma

Sutro Biopharma, Inc., is a clinical-stage company relentlessly focused on the discovery and development of precisely designed cancer therapeutics, transforming what science can do for patients. Sutro’s fit-for-purpose technology, including cell-free XpressCF®, provides the opportunity for broader patient benefit and an improved patient experience. Sutro has multiple clinical stage candidates, including luveltamab tazevibulin, or luvelta, a registrational-stage folate receptor alpha (FolRα)-targeting ADC in clinical studies. A robust pipeline, coupled with high-value collaborations and industry partnerships, validates our continuous product innovation. Sutro is headquartered in South San Francisco. For more information, follow Sutro on social media @Sutrobio, or visit www.sutrobio.com.

Ipsen contacts

Email: corporate.communications@ipsen.com

Investors

Craig Marks | + 44 7584 349 193

Nicolas Bogler | +33 (0) 6 52 19 98 92

Media

Amy Wolf | +41 7 95 76 07 23

Jess Smith | + 44 7557 267 634

Sutro Biopharma contacts

Emily White | 1-650-823-7681

Email: ewhite@sutrobio.com

Ipsen Disclaimers and/or Forward-Looking Statements

The forward-looking statements, objectives and targets contained herein are based on Ipsen’s management strategy, current views and assumptions. Such statements involve known and unknown risks and uncertainties that may cause actual results, performance or events to differ materially from those anticipated herein. All of the above risks could affect Ipsen’s future ability to achieve its financial targets, which were set assuming reasonable macroeconomic conditions based on the information available today. Use of the words ‘believes’, ‘anticipates’ and ‘expects’ and similar expressions are intended to identify forward-looking statements, including Ipsen’s expectations regarding future events, including regulatory filings and determinations. Moreover, the targets described in this document were prepared without taking into account external-growth assumptions and potential future acquisitions, which may alter these parameters. These objectives are based on data and assumptions regarded as reasonable by Ipsen. These targets depend on conditions or facts likely to happen in the future, and not exclusively on historical data. Actual results may depart significantly from these targets given the occurrence of certain risks and uncertainties, notably the fact that a promising medicine in early development phase or clinical trial may end up never being launched on the market or reaching its commercial targets, notably for regulatory or competition reasons. Ipsen must face or might face competition from generic medicine that might translate into a loss of market share. Furthermore, the research and development process involves several stages each of which involves the substantial risk that Ipsen may fail to achieve its objectives and be forced to abandon its efforts with regards to a medicine in which it has invested significant sums. Therefore, Ipsen cannot be certain that favorable results obtained during preclinical trials will be confirmed subsequently during clinical trials, or that the results of clinical trials will be sufficient to demonstrate the safe and effective nature of the medicine concerned. There can be no guarantees a medicine will receive the necessary regulatory approvals or that the medicine will prove to be commercially successful. If underlying assumptions prove inaccurate or risks or uncertainties materialize, actual results may differ materially from those set forth in the forward-looking statements. Other risks and uncertainties include but are not limited to, general industry conditions and competition; general economic factors, including interest rate and currency exchange rate fluctuations; the impact of pharmaceutical industry regulation and healthcare legislation; global trends toward healthcare cost containment; technological advances, new medicine and patents attained by competitors; challenges inherent in new-medicine development, including obtaining regulatory approval; Ipsen’s ability to accurately predict future market conditions; manufacturing difficulties or delays; financial instability of international economies and sovereign risk; dependence on the effectiveness of Ipsen’s patents and other protections for innovative medicines; and the exposure to litigation, including patent litigation, and/or regulatory actions. Ipsen also depends on third parties to develop and market some of its medicines which could potentially generate substantial royalties; these partners could behave in such ways which could cause damage to Ipsen’s activities and financial results. Ipsen cannot be certain that its partners will fulfil their obligations. It might be unable to obtain any benefit from those agreements. A default by any of Ipsen’s partners could generate lower revenues than expected. Such situations could have a negative impact on Ipsen’s business, financial position or performance. Ipsen expressly disclaims any obligation or undertaking to update or revise any forward-looking statements, targets or estimates contained in this press release to reflect any change in events, conditions, assumptions or circumstances on which any such statements are based, unless so required by applicable law. Ipsen’s business is subject to the risk factors outlined in its registration documents filed with the French Autorité des Marchés Financiers. The risks and uncertainties set out are not exhaustive and the reader is advised to refer to Ipsen’s latest Universal Registration Document, available on ipsen.com.

Sutro Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, the Company’s entry into the exclusive global licensing agreement with Ipsen and potential benefits of such agreement, including potential future payments thereunder, anticipated preclinical and clinical development activities, potential benefits of luvelta and the Company’s other product candidates and platform; potential expansion into other indications and combinations, including the timing and development activities related to such expansion; and potential market opportunities for luvelta and the Company’s other product candidates. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, the Company cannot guarantee future events, results, actions, levels of activity, performance or achievements, and the timing and results of biotechnology development and potential regulatory approval is inherently uncertain. Forward-looking statements are subject to risks and uncertainties that may cause the Company’s actual activities or results to differ significantly from those expressed in any forward-looking statement, including risks and uncertainties related to the Company’s ability to advance its product candidates, the receipt and timing of potential regulatory designations, approvals and commercialization of product candidates and the Company’s ability to successfully leverage Fast Track designation, the market size for the Company’s product candidates to be smaller than anticipated, clinical trial sites, supply chain and manufacturing facilities, the Company’s ability to maintain and recognize the benefits of certain designations received by product candidates, the timing and results of preclinical and clinical trials, the

Company’s ability to fund development activities and achieve development goals, the Company’s ability to protect intellectual property, the value of the Company’s holdings of Vaxcyte common stock, and the Company’s commercial collaborations with third parties and other risks and uncertainties described under the heading “Risk Factors” in documents the Company files from time to time with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this press release, and the Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

References

_____________________________________

i Preclinical development of STRO-003, a ROR1 targeted antibody-drug conjugate. 14th Annual WADS ADC. San Diego 2023. Available here: https://www.sutrobio.com/wp-content/uploads/2023/10/WADC_SD_2023_HKiefel.pdf

ii E. Jabbour, S. Paul, H. Kantarjian. The clinical development of antibody-drug conjugates – lessons from leukemia. Nature Reviews Clinical Onoclogy. 2021. 18: 418-433. Available here: https://www.nature.com/articles/s41571-021-00484-2